UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

October 19, 2020
Date of Report (Date of earliest event reported)

SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400
Dallas	,	Texas	75225
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On October 19, 2020, Rick Raymer was appointed Vice President, Controller and Principal Accounting Officer of Sunoco GP LLC (the “Company”), the general partner of Sunoco LP (the “Partnership”).
Mr. Raymer, 49, has over 25 years of finance, accounting and financial reporting experience, of which he served 10 years at SemGroup Corporation, and most recently as Assistant Controller of Energy Transfer LP focusing on budgeting and accounting for growth capital projects. Mr. Raymer holds a bachelor of science in accounting and business from Oklahoma State University.
Mr. Raymer will receive salary and benefits and will participate in the Partnership’s Annual and Long-Term Incentive Plans in accordance with Partnership practice, at levels commensurate with his employment position. In addition, Mr. Raymer will be eligible to participate in other benefit programs available to employees generally, including life, disability, medical, vision, and dental insurance and vacation benefits.
There are no arrangements or understandings between Mr. Raymer and any other person(s) pursuant to which Mr. Raymer was appointed as Vice President, Controller and Principal Accounting Officer. There are no existing relationships between Mr. Raymer, the Company, the Partnership, Energy Transfer LP or any of their respective subsidiaries that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationship that would require disclosure under Item 401(d) of Regulation S-K.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
		By:	Sunoco GP LLC, its general partner
Date:	October 23, 2020	By:	/s/ Arnold Dodderer
Arnold Dodderer
General Counsel and Assistant Secretary